Exhibit 99.1

Chelsea Therapeutics, Inc.

(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Chelsea Therapeutics, Inc.

We have audited the accompanying balance sheets of Chelsea Therapeutics, Inc. (A Development Stage Company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and for the period from April 3, 2002 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chelsea Therapeutics, Inc. (A Development Stage Company) as of December 31, 2004 and 2003, and its results of operations and cash flows for the years then ended and for the period from April 3, 2002 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP

Roseland, New Jersey

January 20, 2005

Chelsea Therapeutics, Inc.

(a development stage company)

Balance Sheets

	December 31,
	2003	2004
Assets
Current assets:
Cash and cash equivalents	$—	$10,977,140
Prepaid expenses and other current assets	—	99,025

Total current assets	—	11,076,165
Property and equipment, net	—	51,164
Other assets	—	13,461

	$—	$11,140,790

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$—	$120,149
Accrued compensation and related expenses	—	218,540
Accrued expenses	—	260,887

Total liabilities	—	599,576

Commitments
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 and 5,500,000 shares authorized, -0- and 4,714,287 shares issued and outstanding	—	4,714
Common stock, $0.001 par value, 20,000,000 and 40,000,000 shares authorized, 4,625,000 and 5,434,550 shares issued and outstanding	4,625	5,435
Unpaid subscription on common stock	(4,625)	—
Additional paid-in capital	—	13,579,620
Deferred stock-based compensation	—	(31,996)
Deficit accumulated during the development stage	—	(3,016,559)

Total stockholders’ equity	—	10,541,214

	$—	$11,140,790

See accompanying notes to financial statements.

Chelsea Therapeutics, Inc.

(a development stage company)

Statements of Operations

	For the years ended December 31,		Period from 4/3/2002 (inception) to 12/31/2004
	2003	2004
Operating expenses:
Research and development	$—	$1,808,650	$1,808,650
Sales and marketing	—	168,479	168,479
General and administrative	—	1,011,700	1,011,700

Total operating expenses	—	2,988,829	2,988,829

Operating loss	—	(2,988,829)	(2,988,829)
Interest and other expenses, net	—	(27,730)	(27,730)

Net loss	$—	$(3,016,559)	$(3,016,559)

See accompanying notes to financial statements.

Chelsea Therapeutics, Inc.

(a development stage company)

Statements of Changes in Stockholders’ Equity

	Convertible preferred stock		Common stock		Unpaid subscription on common stock	Additional paid-in capital	Deferred stock-based compensation	Deficit accumulated during the development stage	Total stockholders’ equity
	Shares	Amount	Shares	Amount
Issuance of common stock to founders at $0.001 per share in April 2002	—	$—	4,625,000	$4,625	$(4,625)	$—	$—	$—	$—

Balance at December 31, 2002 and at December 31, 2003	—	—	4,625,000	4,625	(4,625)	—	—	—	—

Issuance of common stock with license agreement at $0.001 per share	—	—	402,000	402	—	—	—	—	402

Issuance of common stock to chief executive at $0.001 per share	—	—	407,550	408	—	—	—	—	408

Receipt of cash for stock subscription receivable	—	—	—	—	4,625	—	—	—	4,625

Issuance of Series A convertible preferred stock at $3.08 per share, net of issuance costs	4,714,287	4,714	—	—	—	13,546,095	—	—	13,550,809

Deferred stock- based compensation	—	—	—	—	—	33,525	(33,525)	—	—

Amortization of deferred stock-based compensation	—	—	—	—	—	—	1,529	—	1,529

Net loss	—	—	—	—	—	—	—	(3,016,559)	(3,016,559)

Balance at December 31, 2004	4,714,287	$4,714	5,434,550	$5,435	$—	$13,579,620	$(31,996)	$(3,016,559)	$10,541,214

See accompanying notes to financial statements.

Chelsea Therapeutics, Inc.

(a development stage company)

Statements of Cash Flows

	For the years ended December 31,		Period from 4/3/2002 (inception) to 12/31/2004
	2003	2004
Operating activities:
Net loss	$—	$(3,016,559)	$(3,016,559)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash stock-based compensation	—	1,529	1,529
Depreciation and amortization	—	11,371	11,371
Stock issued for license agreement	—	402	402
Non-cash interest expense	—	34,020	34,020
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	—	(99,025)	(99,025)
Accounts payable and other current liabilities	—	381,036	381,036
Accrued compensation and related expenses	—	218,540	218,540

Net cash used in operating activities	—	(2,468,686)	(2,468,686)

Investing activities:
Acquisitions of property and equipment	—	(62,535)	(62,535)
Security deposits	—	(13,461)	(13,461)

Net cash used in investing activities	—	(75,996)	(75,996)

Financing activities:
Proceeds from borrowings from affiliate		1,745,000	1,745,000
Proceeds from sales of common stock	—	408	408
Proceeds from sales of preferred stock, net of issuance costs	—	11,771,789	11,771,789
Receipt of cash for stock subscription receivable	—	4,625	4,625

Net cash provided by financing activities	—	13,521,822	13,521,822

Net increase in cash and cash equivalents	—	10,977,140	10,977,140
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$—	$10,977,140	$10,977,140

Supplemental disclosure of cash flow information:

Cash paid for interest	$—	$—	$—

Supplemental disclosure of noncash investing and financing activities:

During 2004, the Company converted a loan with an affiliate for aggregate principal of $1,745,000 and accrued interest of $34,020 into shares of the Company’s $0.001 par value, Series A convertible preferred stock at $3.08 per share in lieu of cash payments to the lender. The Company issued 577,605 shares of its Series A convertible preferred stock as repayment of this obligation (see Note 3).

During 2002, the Company issued 4,625,000 shares of common stock for a subscription receivable of $4,625.

See accompanying notes to financial statements.

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

1. The Company, Basis of Presentation and Summary of Significant Accounting Policies

The Company

Chelsea Therapeutics, Inc. (“Chelsea Therapeutics” or the “Company”) was incorporated in the State of Delaware on April 3, 2002 as Aspen Therapeutics, Inc. (“Aspen”). On July 7, 2004, the Company filed and had approved a Certificate of Renewal with the State of Delaware as its previously approved Certificate of Incorporation was revoked and administratively dissolved by the State due to a delinquency in the payment of certain franchise taxes. On July 8, 2004, the Company amended its Certificate of Incorporation with the State of Delaware to change its name to Chelsea Therapeutics, Inc. Chelsea Therapeutics is a specialty pharmaceutical company focused on the acquisition, development and commercialization of innovative pharmaceutical products. The Company’s currently licensed compounds target a variety of prevalent medical conditions; particularly rheumatoid arthritis, psoriasis, cancer and other immunological disorders (see Note 5).

Basis of Presentation

The Company’s primary activities since incorporation have been organizational activities, including recruiting personnel, establishing office facilities, conducting research and development, performing business and financial planning and raising capital. Accordingly, the Company is considered to be in the development stage.

The Company has sustained operating losses since its inception and expects such losses to continue over the next several years. Management plans to continue financing the operations with a combination of equity issuances and debt arrangements. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate one or more of its research or development programs, or cease operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, management evaluates its estimates and judgments. Management bases estimates on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and other highly liquid investments with original maturities of three months or less from the date of purchase.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts payable and accrued expenses, are carried at cost, which management believes approximates fair value given their short-term nature.

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

Property and Equipment

Property, which consists of furniture and fixtures and equipment, is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. The useful life for all classes of assets is three (3) years.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The impairment loss, if recognized, would be based on the excess of the carrying value of the impaired asset over its respective fair value. Impairment, if any, is assessed using discounted cash flows. Through December 31, 2004, there has been no such impairment.

Research and Development

Research and development expenses consist of costs incurred to further the Company’s research and development activities and include salaries and related employee benefits, costs associated with clinical trials, non-clinical activities such as testing, regulatory activities, licensing fees, research-related overhead expenses, and fees paid to external service providers and contract research organizations who conduct certain research and development activities on behalf of the Company. Research and development costs are expensed as incurred.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, a deferred tax asset or liability is determined based on the difference between the financial statement and the tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

Stock-Based Compensation

The Company has elected to follow Statement of Financial Accounting Standards No. 123 (“SFAS 123”), Accounting for Stock-Based Compensation and related Interpretations in accounting for its employee stock options and warrants. SFAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments. In determining the fair value of the equity instrument, the Company considered, among other factors, (i) the advancement of the Company’s technology, (ii) the Company’s financial position and (iii) the fair value of the Company’s common stock or preferred stock as determined in arm’s-length transactions.

In connection with the grant of certain stock options during the year ended December 31, 2004, the Company recorded deferred stock-based compensation within stockholders’ equity of $33,525, which represents the estimated fair value of the options granted. Such amount will be amortized over the vesting period of the applicable options on a straight-line basis. The Company recorded compensation expense of $1,529 for the year ended December 31, 2004 in conjunction with these grants. The expected future amortization expense for deferred stock-based compensation for stock option grants through December 31, 2004 is as follows:

Year ending December 31, 2005	$12,555
Year ending December 31, 2006	11,376
Year ending December 31, 2007	8,065

$31,996

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

The fair value for these options was estimated at the date of grant using the Minimum Value pricing model with the following weighted average assumptions:

December 31, 2004
Dividend yield	0%
Risk-free interest rate	3.58%
Volatility	n/a
Expected life	5 years

2. Property and Equipment

Property and equipment consist of the following:

	December 31,
	2003	2004
Furniture and fixtures	$—	$35,942
Computer and office equipment	—	26,593

	—	62,535
Less - accumulated depreciation	—	(11,371)

	$—	$51,164

3. Related Party Transactions

Financing Costs

The Company engaged Paramount BioCapital, Inc., an NASD member broker-dealer, to act as placement agent (the “Agent”) for the December 2004 sale of shares of its $0.001 par value Series A convertible preferred stock (the “Placement”). In return for services provided, the Agent was paid approximately $888,000 in cash from the proceeds of the placement and the Company issued warrants to the Agent for the purchase of 412,133 shares of $0.001 par value Series A convertible preferred stock of the Company with an exercise price of 110% of the purchase price per share based on shares sold in the Placement, or $3.39 per share. At closing, the Company placed in escrow for the benefit of the Agent an accountable expense allowance equal to $50,000 to reimburse the Agent for out-of-pocket expenses related to the Placement. As of December 31, 2004, the Company estimates that approximately $37,000 of the allowance will be utilized and the remainder will be returned to the Company. Lastly, the Company agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act of 1933.

Lindsay A. Rosenwald, M.D. is Chairman and Chief Executive Officer of the Agent and its affiliates. Certain trusts for the benefit of Dr. Rosenwald are substantial stockholders of the Company and participated in the Placement. As a result, Dr. Rosenwald may be deemed to be an affiliate of the Company.

Loans

At various times during 2004, Paramount BioCapital Investments, LLC, an affiliate of the Agent, loaned to the Company an aggregate principal amount of $1,745,000. The loans were evidence by promissory notes bearing interest at 5% per annum. At the date of the closing of the Placement, the loan had been assigned by Paramount BioCapital Investments, LLC to the Lindsay A. Rosenwald 2000 Irrevocable Trust (the “Trust”). In conjunction with the Placement, the Company issued 577,605 shares of its $0.001 par value Series A

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

convertible preferred stock to the Trust at $3.08 per share as repayment of the original $1,745,000 principal amount of the loan and $34,020 of interest thereon.

Other Relationships

Dr. Michael Weiser and Dr. Jason Stein, who are both members of the Board of Directors of the Company, are also full time employees of either the Agent or its affiliates. In addition, Mr. David M. Tanen, who is a member of the Board of Directors of the Company, was a full time employee of the Agent from July 1996 until August 2004.

4. Commitments

Facility Lease

In 2004, the Company leased its corporate headquarters under an operating lease that expires in June 2006. The lease contains no provisions for renewal periods of any fixed lengths. Should the Company decide to extend the lease, such payment would be made on a month-to-month basis and, accordingly, are not included in the table below. Rent expense for the year ended December 31, 2004 was $26,922.

Future minimum payments are as follows at December 31, 2004:

Year ending December 31, 2005	$54,922
Year ending December 31, 2006	28,007

$82,929

License Agreements

The Company is a specialty pharmaceutical company focused on acquiring, developing and commercializing innovative pharmaceutical products. To date, the Company has entered into a single license agreement to acquire the rights to multiple related compounds for development and commercialization. Pursuant to this agreement, the Company obtained an exclusive (as to particular territories), sublicenseable license to the patent rights and know-how for all indications under the agreements. The Company made an upfront payment in May 2004 of $150,000 and is required to make additional payments upon the achievement of specific development and regulatory approval milestones. The Company is also obligated to pay royalties under the agreement until the later of the expiration of the applicable patent or the applicable last date of market exclusivity after the first commercial sale, on a country-by-country basis.

The amount expended under these agreements and charged to research and development expense during the year ended December 31, 2004 was approximately $150,000 and the issuance of 402,000 shares of the common stock of the Company with a nominal value. Future potential milestone payments total approximately $2,250,000 and there are no minimum royalties required under the agreement.

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

5. Stockholders’ Equity

Convertible Preferred Stock

The authorized, issued and outstanding shares of convertible preferred stock by series are as follows:

	December 31, 2002
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference
Undesignated	5,000,000	—	$—	$—

	5,000,000	—	$—	$—

	December 31, 2003
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference
Undesignated	5,000,000	—	$—	$—

	5,000,000	—	$—	$—

	December 31, 2004
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference
Series A	5,500,000	4,714,287	$13,536,331	$14,520,004
Undesignated	—	—	—	—

	5,500,000	4,714,287	$13,536,331	$14,520,004

No dividends are required to be paid on the Series A convertible preferred stock. However, no dividend or distribution can be paid on any share of common stock unless a dividend or distribution is paid or declared with respect to each share of Series A convertible preferred stock.

The Series A convertible preferred stock must vote equally with the shares of the common stock of the Company and not as a separate class at any annual or special meeting of stockholders of the Company. Upon any liquidation, dissolution or winding up of the Company, the holders of convertible preferred stock would be entitled to be paid out of the assets of the Company an amount per share of convertible preferred stock equal to the original stated value of $3.08 per share plus all declared and unpaid dividends. Such payment would have preference over distributions to the holders of any junior securities and, in addition, the holders of convertible preferred stock would be entitled to share in any subsequent distributions to holders of such junior securities on an equivalent per share basis.

Each share of the Series A convertible preferred stock is convertible at the option of the holder at any time into shares of common stock of the Company, at a conversion rate determined by dividing the stated value of $3.08 per share by the conversion price in existence at the date of conversion subject to adjustment under certain conditions.

The Series A convertible preferred stock will automatically convert into common shares upon the first date on which the common stock of the Company trades on a national securities exchange, on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), or on the Over the Counter Bulletin Board.

Changes in Capitalization

On December 9, 2004, the Company’s board of directors approved the filing of a restated certificate of incorporation to provide for authorized capital stock of 40,000,000 shares of common stock and 5,500,000 shares of undesignated preferred stock.

Warrants

In December 2004, as compensation for fundraising efforts related to the completion of sale of Series A convertible preferred stock, the Company issued warrants to purchase 412,133 shares of Series A convertible preferred stock with an exercise price of $3.39.

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

Stock Options

The Company has a stock incentive plan (the “Plan”) under which incentive stock options may be granted for 925,000 shares of common stock to officers and key employees of the Company. During the year ended December 31, 2004, the Company granted stock options with exercise prices ranging from a fair value of $0.03 per share to $3.08 per share. Each option granted to employees and non-employee directors in 2004 vest 50% after the first year of service from the grant date and 50% after the second year of service from the grant date. The Company also issued options to a non-employee independent contractor in 2004 with an exercise price of $3.08 per share that vests in equal monthly installments for 36 months.

Following the vesting period, options are exercisable until the earlier of 90 days after the employee’s termination with the Company or the ten-year anniversary of the initial grant, subject to adjustment under certain conditions.

A summary of the Company’s stock option activity and related information for the years ended December 31, 2004, 2003 and 2002 is as follows:

	Available for Grant	Granted	Weighted Average Exercise Price
Establish 2002 Stock Option Plan	925,000
2002 Option grants		—	n/a

Balance at December 31, 2002	925,000	—
2003 Option grants		—	n/a

Balance at December 31, 2003	925,000	—
Cancel 2002 Stock Option Plan	(925,000)
Establish 2004 Stock Option Plan	925,000
2004 Option grants	(310,000)	310,000	$0.66

Balance at December 31, 2004	615,000	310,000

The average exercise price for all vested and unvested options outstanding for the period presented was $0.66 per share. The weighted average remaining contractual life of options outstanding at December 31, 2004 was 9.62 years. The weighted average fair value of options granted during the year ended December 31, 2004 was approximately $0.11. At December 31, 2004, no options were vested. No options have been exercised since Plan inception.

Common Stock Reserved for Future Issuance

Common stock reserved for future issuance consists of the following:

	December 31,
	2002	2003	2004
Conversion of preferred stock	—	—	4,714,287
Preferred stock warrants	—	—	412,133
Common stock options outstanding	—	—	310,000
Common stock options authorized for future grants	925,000	925,000	615,000

	925,000	925,000	6,051,420

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

6. Income Taxes

The Company files its tax returns on a stand alone basis for federal and state income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are shown below. A valuation allowance has been established to offset the deferred tax assets, as realization of such assets is uncertain. The Company recorded its deferred tax assets using a federal tax rate of 34% with a state rate of 6.9%. The state carryforwards are shown net of federal tax.

	December 31,
	2003	2004
Deferred tax assets:
Net operating loss carryforwards – Federal	$—	$1,025,630
Net operating loss carryforwards – State		137,374
Less valuation allowance	—	(1,163,004)

	$—	$—

The reasons for the difference between actual income tax benefit and the amount computed by applying the statutory federal income tax rate to the losses before income tax benefit are as follows:

	December 31, 2004
	Amount	% of pretax loss
Income tax benefit at statutory rate	$(1,025,630)	(34.0)%
State income taxes, net of Federal tax	(137,374)	(4.6)%
Increase in valuation allowance	1,163,004	38.6%

Income tax benefit	$—	—%

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The tax benefit assumed using the federal statutory rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

At December 31, 2004, the Company had potentially utilizable federal and state net operating loss carryforwards of approximately $3,016,000. The net operating loss carryforwards expire in various amounts for federal and state tax purposes through 2024 and 2019, respectively.

7. Subsequent Events

Amendment to 2004 Stock Option Plan

On January 10, 2005, the Board of Directors of the Company authorized an increase to the number of its $0.001 par value common stock shares reserved for issuance under the Company’s 2004 Stock Option Plan of 350,000 shares, increasing the total number of shares reserved for issuance under the Plan to 1,275,000 shares. Such increase, as authorized by the Board of Directors, shall be submitted to the stockholders of the Company for approval as soon as practicable. In conjunction with its authorization to increase the number of shares reserved for issuance under the Plan, the Board of Directors also approved the issuance of stock options for the purchase of 612,554 shares of common stock of the Company under the Plan, as amended, to certain key executives and members of senior management of the Company and the issuance of stock options for the purchase of 22,500 shares of common stock of the Company to non-employee directors of the Company.

Chelsea Therapeutics, Inc.

(a development stage company)

Notes to Financial Statements

Merger Transaction

Pursuant to an Agreement and Plan of Merger dated as of January 17, 2004 (the “Merger Agreement”), by and among Ivory Capital Corporation, a Colorado corporation (“Ivory”), Chelsea Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Ivory Capital Corporation (“Acquisition Co.”) and the Company, Acquisition Co. merged with and into the Company, with the Company remaining as the surviving company and a wholly-owned operating subsidiary of Ivory (the “Merger”). The Merger was effective as of February 11, 2005, upon the filing of the Certificate of Merger with the Delaware Secretary of State (the “Certificate of Merger,” and together with the Merger Agreement, the “Plan of Merger”).

At the effective time of the Merger, Ivory issued to the stockholders of the Company such number of shares of Ivory’s common stock that represent approximately 96.75% of the aggregate outstanding shares of Ivory on a fully diluted basis, taking into consideration outstanding options and warrants as discussed below, upon completion of the Merger. Per the Plan of Merger, the Company’s officers and directors became officers and directors of Ivory and Ivory adopted the business plan of the Company. As the stockholders of the Company received the majority of the voting shares of Ivory, the Company will be the accounting acquirer (legal acquiree) and Ivory is the accounting acquiree (legal acquirer) since, at the time of the Merger, Ivory was a shell corporation and no longer met the definition of a business. As a result, the transaction was accounted for as a recapitalization of the Company. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historical carrying values of the assets and liabilities of Ivory.

Immediately prior to the effective date of the Merger, the Company had outstanding 4,714,287 shares of its $0.001 par value Series A convertible preferred stock (“Series A”) and 5,434,550 shares of its $0.001 par value common stock. In accordance with the Plan of Merger, each share of the Company’s outstanding Series A and common stock automatically converted into 10.56306036793 shares of the no par value common stock of Ivory. The Company also had outstanding options to purchase 945,054 shares of its common stock and outstanding warrants to purchase 412,133 shares of its Series A convertible preferred stock at the time of the Merger which, as a result of the Plan of Merger, now represent the right to purchase an aggregate of approximately 14,336,048 shares of the common stock of Ivory. In conjunction with and immediately prior to the Merger, the Company issued warrants for the purchase of 89,903 shares of its common stock as consideration for events that facilitated the Merger which, as a result of the Plan of Merger, now represent the right to purchase 949,651 shares of the common stock of Ivory.

Immediately after the date of the Merger, the parties who immediately prior thereto held common stock of Ivory will continue to own an aggregate of 4,114,600 shares of Ivory common stock, equaling 3.25% of the outstanding common stock of Ivory on a fully diluted basis assuming exercise of all stock options, warrants and any other instruments that are convertible into equity.

Immediately after the Merger, the Company purchased all of the revolving notes outstanding with a face value of $33,294 under the a credit agreement between Ivory and its principal stockholders, together with all related rights (including the option to convert the amounts due under the revolving notes into up to 4,000,000 shares of Ivory common stock), for $400,000 in cash. In connection with such purchase, the holders of such revolving notes released any and all claims against Ivory and the Company, including conversion rights as outlined in the note agreements.